INVESCO VAN KAMPEN AMERICAN VALUE FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-3826
SERIES NO.:        10

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $2,485
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $  147
          Class C               $   18
          Class R               $   22
          Class Y               $  116
          Institutional Class   $   --

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A               0.1142
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               0.0799
          Class C               0.0090
          Class R               0.0643
          Class Y               0.1700
          Institutional Class   0.0250

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   20,278
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                1,677
          Class C                1,938
          Class R                  542
          Class Y                  483
          Institutional Class      116

74V.    1 Net asset value per share (to nearest cent)
          Class A               $22.22
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $20.23
          Class C               $20.11
          Class R               $22.23
          Class Y               $22.31
          Institutional Class   $22.31